Exhibit 99.1

WRAP Technologies, Inc. Announces the Closing of a $10 Million Offering to Fuel Growth

Investors Bolster Support in Public Safety Technology, Boosting Cash Reserves to Over $20M through Equity Transaction

TEMPE, Ariz., July 6, 2023 – Wrap Technologies (Nasdaq: WRAP) (“Wrap” or the “Company”), a global pioneer in innovative public safety solutions, announced the closing of its previously announced registered direct offering of convertible preferred stock and warrants pursuant to a securities purchase agreement with a founder and director of the Company and certain accredited and institutional investors. The gross proceeds of the offering were approximately $10 million.

The securities purchase agreement provided for the sale of preferred stock with a conversion price of $1.45 per share, subject to adjustment, and warrants to acquire up to an aggregate amount of 6,896,553 additional shares of the Company’s common stock. The preferred stock has a stated value of $1,000 per share, and holders thereof are entitled to cumulative dividends of 8% per annum on the stated value, payable quarterly in arrears. The warrants are exercisable six months after issuance at an exercise price of $1.45 per share, subject to adjustment, and expire five years from the date of issuance. The preferred stock conversion price and warrant exercise price of $1.45 per share represent the closing share price on June 29, 2023.

Wrap engaged Katalyst Securities LLC to serve as placement agent for the Company in connection with the offering.

"We are extremely encouraged by the unwavering support from our significant shareholders and our founder, which unequivocally demonstrates a deep-seated belief in our vision,” said Kevin Mullins, Chief Executive Officer of Wrap. “This successful capital raise is a testament to our solid track record and the promising outlook we envision for Wrap Technologies. We believe this funding serves as a significant steppingstone in our journey of innovation and growth.”

The company expects this influx of capital to effectively equip Wrap Technologies to elevate and expedite its growth strategies, fully realizing its overarching ambition to usher in a new era of no-harm inspired public safety solutions. Wrap’s strategic blueprint is geared towards empowering law enforcement agencies while safeguarding citizens, and this financing has the potential to be a pivotal step in realizing this vision on an amplified scale.

The substantial net proceeds, amounting to approximately $9 million, present a golden opportunity to fortify Wrap’s enterprise. The Company intends to allocate these funds to scale the Company’s sales team, supercharge marketing efforts, and fuel the evolution and diversification of Wrap’s product offerings. This is more than just funding - it's an investment into a transformative trajectory that strengthens Wrap’s mission and empowers Wrap to reach new heights in providing innovative, effective, and socially responsible solutions.

Mr. Mullins continued, “We are focused on pioneering, non-lethal technologies that promote safer and more effective interactions between law enforcement and the communities they serve.

As we embark on this exciting new phase, our commitment is to leverage this capital to continue our trajectory of innovative growth, accelerate our research and development initiatives, and expand our global footprint. We recognize that our growth isn't just about us as a company - it's about transforming the landscape of public safety and building a more secure future.

“Wrap Technologies has always been about delivering meaningful solutions. With this new investment, we believe more than ever before that our future is bright and our potential is limitless,” Mr. Mullins concluded.

Click here for more information about the deal terms. See also our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2023. To learn more about Wrap Technologies and their public safety solutions, please visit www.wrap.com.

The securities described above were offered and sold by Wrap in a registered direct offering pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-260612), including a base prospectus previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on November 12, 2021. The offering of such securities was made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and base prospectus relating to the registered direct offering were filed with the SEC and are available on the SEC’s website located at www.sec.gov. Electronic copies of the prospectus supplement and the accompanying base prospectus may also be obtained by contacting Katalyst Securities LLC at 655 Third Avenue, 18th Floor, New York, NY 10017, or by phone at 212-400-6993.

This press release is not an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Wrap

Wrap Technologies, Inc. (Nasdaq: WRAP) is a leading global provider of advanced public safety solutions, integrating state-of-the-art technology, cutting-edge tools, and comprehensive services to address the complex, modern day challenges facing public safety organizations around the world. Guided by a no-harm principle, Wrap is dedicated to developing groundbreaking solutions that empower public safety agencies to safeguard the communities they serve in a manner that fosters stronger relationships and delivers positive public safety outcomes.

Wrap’s BolaWrap® solution encompasses an innovative and patented hand-held remote restraint device, strategically engineered with Wrap’s no-harm guiding principle to proactively deter escalation by deploying a Kevlar® tether that safely restrains individuals from a distance. Combined with BolaWrap® training, certified by the esteemed International Association of Directors of Law Enforcement Standards and Training (IADLEST), Wrap enables officers from over 900 agencies across the US and 60 countries around the world, with the expertise to effectively use BolaWrap® as an early intervention measure, mitigating potential risks and injuries, averting tragic outcomes.

Wrap Reality™, the Company’s advanced virtual reality training system, is a fully immersive training simulator and comprehensive public safety training platform equips first responders with the discipline and practice to prevent escalation, de-escalate conflicts, and apply appropriate tactical use-of-force measures to better perform in the field. By offering a growing range of real-life scenarios, Wrap Reality™ addresses the dynamic nature of modern law enforcement situations for positive public safety outcomes.

Wrap’s headquarters are in Tempe, Arizona.
For more information, please visit wrap.com.

Connect with Wrap:
Wrap on Facebook
Wrap on Twitter
Wrap on LinkedIn

Trademark Information

BolaWrap, Wrap and Wrap Reality are trademarks of Wrap Technologies, Inc. All other trade names used herein are either trademarks or registered trademarks of the respective holders.

Cautionary Note on Forward-Looking Statements - Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to: statements regarding the Company's overall business; total addressable market; and expectations regarding future sales, expenses and break-even and profitability expectations. Words such as "expect", "anticipate", "should", "believe", "target", "project", "goals", "estimate", "potential", "predict", "may", "will", "could", "intend", and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Moreover, forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the Company's ability to successfully implement training programs for the use of its products; the Company's ability to manufacture and produce product for its customers; the Company's ability to develop sales for its new product solution; the acceptance of existing and future products, including the acceptance of the BolaWrap 150; the risk that distributor and customer orders for future deliveries are modified, rescheduled or cancelled in the normal course of business; the availability of funding to continue to finance operations; the complexity, expense and time associated with sales to law enforcement and government entities; the lengthy evaluation and sales cycle for the Company's product solution; product defects; litigation risks from alleged product-related injuries; risks of government regulations; the business impact of health crises or outbreaks of disease, such as epidemics or pandemics; the impact resulting from geopolitical conflicts and any resulting sanctions; the ability to obtain export licenses for countries outside of the US; the ability to obtain patents and defend IP against competitors; the impact of competitive products and solutions; and the Company's ability to maintain and enhance its brand, as well as other risk factors mentioned in the Company's most recent annual report on Form 10-K, quarterly report on Form 10-Q, and other SEC filings. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Relations Contact:

800.583.2652

ir@wrap.com

Media Relations Contact:
Leigh Anne Arnold
5W Public Relations
646-588-6165
Wrap@5wpr.com